EXHIBIT 99.3


                      [LOGO OF AMERICAN EXPRESS COMPANY]

                                     2003
                           FOURTH QUARTER/FULL YEAR
                              EARNINGS SUPPLEMENT




   THE ENCLOSED SUMMARY SHOULD BE READ IN CONJUNCTION WITH THE TEXT AND STATISTICAL TABLES INCLUDED IN AMERICAN EXPRESS COMPANY'S (THE "COMPANY" OR "AXP") FOURTH QUARTER/FULL YEAR 2003 EARNINGS RELEASE.


   ---------------------------------------------------------------------------
   THIS SUMMARY CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES AND SPEAK ONLY AS OF THE DATE ON WHICH THEY
   ARE MADE. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS, INCLUDING THE COMPANY'S FINANCIAL AND OTHER GOALS, ARE SET FORTH ON PAGE 28 HEREIN AND IN THE COMPANY'S 2002 10-K ANNUAL REPORT, AND OTHER REPORTS, ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.
   ---------------------------------------------------------------------------

                           AMERICAN EXPRESS COMPANY
                              FOURTH QUARTER 2003
                                  HIGHLIGHTS

o Fourth quarter diluted EPS, before the accounting change, of $0.60 increased 15% versus $0.52 last year and was better than previously forecasted as both TRS and AEFA performed strongly in the quarter. Fourth quarter diluted EPS on a net income basis of $0.59 increased 13%. GAAP revenues rose 14%. For the trailing 12 months, ROE was 21%.

     -   4Q '03 included:
         --   The adoption of FASB Interpretation No. 46, "Consolidation of
              Variable Interest Entities", as revised (FIN 46), resulting in a below-the-line non-cash charge of $13MM net of tax, or $0.01 per share (see discussion on page 3); and
         --   The impact of the Threadneedle and Rosenbluth acquisitions.

     -   4Q `02 included:
         -- A net pre-tax restructuring charge of $14MM ($9MM after-tax) primarily reflecting adjustments to 2001's aggregate restructuring charge reserve.

o        Compared with the fourth quarter of 2002:

         - Worldwide billed business increased 17% on continued strong consumer and small business volumes and further improvement in Corporate Services spending. A comparatively weaker U.S. dollar benefited the reported growth rate by 4%;

           -- Worldwide average spending per basic card in force increased
              13% versus last year (up 9% adjusted for foreign exchange translation);

         - TRS' worldwide lending balances on an owned basis of $26.3B increased 16%, while on a managed basis, worldwide lending balances of $45.8B were up 15% (see discussion of "managed basis" on page 7);

         - Card credit quality continued to be well controlled and reserve coverage ratios remained strong;

         - Worldwide cards in force of 60.5MM increased 6%, up 3.5MM from last year and 1.2MM during 4Q `03; and,

         - AEFA assets owned, managed and administered of $365B were up 58% vs. last year reflecting the benefit of $85B of Threadneedle owned and managed assets acquired effective 9/30/03, market appreciation, and asset inflows in owned and administered assets. Within managed assets institutional outflows were almost fully offset by retail inflows. Excluding Threadneedle, AEFA assets owned, managed and administered rose 22%.

o        Additional items of note included:

         - Consistent with previously discussed plans, marketing, promotion, rewards and cardmember services costs at TRS increased 43% versus 4Q '02 (on top of a 19% year-over-year increase in 4Q '02), as proactive business building activities continued. Improved metric performance during the quarter reflected the benefits of the increased spending since last year. Growth in marketing, promotion, rewards and cardmember services expenses is expected to moderate substantially in 2004.

         - Lower funding costs continued to provide benefits.

         - The Company's reengineering initiatives delivered in excess of $1B of additional benefits this year, including significant carry-over benefits from certain initiatives begun in prior periods. During the fourth quarter, these initiatives continued to provide substantial year-over-year expense comparison benefits. In addition, revenue-related reengineering activities are driving a growing proportion of the total benefits, and represented approximately 25% of the benefits delivered in 2003.

           -- Compared with last year, the total employee count of 77,800 rose
              3%, due to the addition of 3,700 Threadneedle and Rosenbluth employees. Excluding these acquisitions, the number of total employees was flat with last quarter and down 2% versus last year despite substantial volume increases; compared with 12/31/01, the total employee count was down 10,400, or 12%.

              - As previously announced, the Company began expensing options in
                2003. The effect was not material, but other compensation adjustments to offset a reduction in option grants to mid-level managers contributed somewhat to the increase in human resources expense.

                           AMERICAN EXPRESS COMPANY
                              FOURTH QUARTER 2003
                              HIGHLIGHTS (CONT'D)

o American Express continued to invest in growth opportunities through expanded products and services. During the quarter, we:

       - Announced an agreement with Singapore Airlines to launch the American Express Singapore Airlines KrisFlyer Gold Credit Card, allowing their frequent flyer customers to earn 50% more miles when they use the card;
       - Announced an alliance with KLM Royal Dutch Airlines to issue the KLM American Express Corporate Card, which will offer a range of savings on corporate expenditures to small and mid-sized companies, and to launch the Flying Dutchman American Express Card, offering KLM's frequent flyer members a range of opportunities to earn miles at an accelerated rate;
       - Partnered with Chinatrust to develop products for the premium credit card market in Taiwan;
       - Entered into exclusive agreements with Bank of Valetta in Malta and Mauritius Commercial Bank in Mauritius to acquire merchants;
       - Launched the Club Med-American Express Card that is designed to meet the needs of Club Med customers, particularly around loyalty and the management of travel finances;
       - Issued the Maybank American Express Classic and Gold cards through a network agreement with Maybank in Malaysia;
       - Extended the OPEN Network's lending business by launching the Platinum Business Credit Card; and,
       - Launched the TravelFunds Card, a prepaid, reloadable travel card available in three currencies that can be used globally at the millions of merchants, as well as at ATMs worldwide, that accept American Express Cards.

                           AMERICAN EXPRESS COMPANY
                              FOURTH QUARTER 2003
                              HIGHLIGHTS (CONT'D)


o ACCOUNTING CHANGE: In January 2003, the FASB issued FIN 46, which addresses consolidation by business enterprises of variable interest entities (VIEs) and was subsequently revised in December 2003. The revised FIN 46 was adopted by the Company on December 31, 2003. As previously disclosed, the VIEs primarily impacted by FIN 46, which the Company now consolidates, relate to structured investments, including a collateralized debt obligation (CDO) and three secured loan trusts (SLTs), which are managed and partially owned in the Company's AEFA operating segment. FIN 46 does not impact the accounting for qualified special purpose entities as defined by SFAS No. 140, such as the Company's credit card securitizations, as well as the CDO-related securitization trust established in 2001. That trust contains a majority of the Company's rated CDOs whose retained interests had a carrying value of $694MM at 12/31/03. Of that total, $512MM is considered investment grade. Separately, FIN 46 did not impact the accounting for an additional $28MM in rated CDO tranches or $27MM of minority-owned SLTs managed by third parties, or $16MM of CDO residual tranches managed by the Company.

         The CDO impacted by FIN 46 contains debt issued to investors that is non-recourse to the Company and solely supported by a portfolio of high-yield bonds and loans. AEFA manages the portfolio of high-yield bonds and loans for the benefit of CDO debt held by investors and retains an interest in the residual and rated debt tranches of the CDO structure. The SLTs impacted by FIN 46 provide returns to investors primarily based on the performance of an underlying portfolio of high-yield loans that are generally managed by the Company.

         The consolidation of FIN 46-related entities resulted in a cumulative effect of accounting change that reduced 4Q '03 net income through a non-cash charge of $13MM ($20MM pre-tax), resulted in the elimination of the Company's investment in the applicable VIEs, which was $0MM for the CDO and $673MM for the SLTs, and consolidated new assets and liabilities of $1.2B and $0.5B, respectively. Taken together, over the lives of the structures through their maturity, the Company's maximum cumulative exposure to pre-tax loss as a result of its investment in these entities is represented by the carrying values prior to adoption of FIN 46 which were $0MM and $673MM for the CDO and SLTs, respectively.

         In July 2003, the Company preliminarily estimated that the consolidation of FIN 46-related entities could result in a cumulative effect of accounting change that would reduce net income through a non-cash charge of approximately $150MM ($230MM pre-tax), with the consolidation of up to $2B of related assets. In October 2003, the Company indicated that based on its then current interpretation of the rules and the market factors as of 9/30/03, the charge would be lower than that preliminary estimate. Subsequent revisions to FIN 46 and market factors as of 12/31/03 resulted in a lower than previously estimated charge as of 12/31/03.

         The initial charge related to the application of FIN 46 for the CDO and SLTs had no cash flow effect on the Company. Ongoing valuation adjustments specifically related to the application of FIN 46 to the CDO are also non-cash items, and will be reflected in the Company's quarterly results until maturity. These ongoing valuation adjustments, which will be reflected in operating results over the remaining lives of the structure subject to FIN 46 and which will be dependent upon market factors during such time, will result in periodic gains or losses. The Company expects, in the aggregate, such gains or losses related to the CDO, including the December 31, 2003 implementation charge, to reverse themselves over time as the structure matures because the debt issued to the investors in the CDO is non-recourse to the Company, and further reductions in the value of the related assets will ultimately be absorbed by the third-party investors. To the extent losses are incurred in the SLT portfolio, charges could be incurred which may or may not be reversed.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2003 OVERVIEW
                                 CONSOLIDATED

(Preliminary)
                        CONDENSED STATEMENTS OF INCOME
                            (UNAUDITED, GAAP BASIS)

                                                                                Quarters Ended              Percentage
(millions)                                                                      December 31,                Inc/(Dec)
                                                                        -------------------------------    -------------
                                                                            2003                  2002
                                                                            ----                  ----
Revenues:
     Discount revenue                                                     $2,432                $2,122             15%
     Net investment income                                                   786                   816            (4)
     Management and distribution fees                                        758                   528             43
     Cardmember lending net finance charge revenue                           531                   470             13
     Net card fees                                                           467                   435              7
     Travel commissions and fees                                             445                   369             21
     Other commissions and fees                                              487                   505            (4)
     Insurance and annuity revenues                                          366                   317             16
     Securitization income, net                                              293                   284              3
     Other                                                                   503                   350             44
                                                                        --------              --------
          Total revenues                                                   7,068                 6,196             14
                                                                        --------              --------
Expenses:
     Human resources                                                       1,708                 1,379             24
     Provision for losses and benefits                                     1,164                 1,250            (7)
     Marketing, promotion, rewards and cardmember services                 1,166                   822             42
     Interest                                                                205                   270           (24)
     Restructuring charges                                                     -                    14              -
     Other operating expenses                                              1,735                 1,512             15
                                                                        --------              --------
          Total expenses                                                   5,978                 5,247             14
                                                                        --------              --------
Pre-tax income before accounting change                                    1,090                   949             15
Income tax provision                                                         314                   266             18
                                                                        --------              --------
Income before accounting change                                              776                   683             14
Cumulative effect of accounting change, net of tax                          (13)                     -              -
                                                                        --------              --------
Net income                                                                  $763                  $683             12
                                                                        ========              ========

EPS:
Income before accounting change - Basic                                    $0.61                 $0.52             17
                                                                        ========              ========
Net Income - Basic                                                         $0.60                 $0.52             15
                                                                        ========              ========

Income before accounting change - Diluted                                  $0.60                 $0.52             15
                                                                        ========              ========
Net Income - Diluted                                                       $0.59                 $0.52             13
                                                                        ========              ========

Note: Certain prior period amounts have been reclassified to conform to the current year presentation.

o    Income before accounting change increased 14%. Net income increased 12%.

o CONSOLIDATED REVENUES: Revenues increased 14% due to greater discount revenues, higher management and distribution fees, greater travel and commission fees, increased lending net finance charge revenue, larger insurance and annuity revenues, higher net card fees, higher net securitization income and greater other revenue. The Threadneedle and Rosenbluth acquisitions contributed approximately 2% to the revenue growth rate, although the effect on net income was not material. Consolidated revenue growth versus last year reflected 12% growth at TRS, 20% growth at AEFA, and 9% of growth at AEB. Translation of foreign currency revenues contributed approximately 3% of the 14% revenue growth rate.

o CONSOLIDATED EXPENSES: Expenses were up 14%, reflecting higher marketing, promotion, rewards and cardmember services expense, greater human resources costs and increased other operating expenses. These increases were partially offset by lower funding costs, lower provisions for losses and the benefits of reengineering activities and expense control initiatives. Consolidated expenses reflected increases versus last year of 12% at TRS, 20% at AEFA and 7% at AEB. Translation of foreign currency expenses contributed approximately 3% of the 14% expense growth rate.

o The pre-tax margin was 15.4% in 4Q '03 versus 16.6% in 3Q '03 and 15.3% in 4Q '02.

o    The effective tax rate was 29% in 4Q '03 versus 28% in 3Q '03 and 4Q '02.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2003 OVERVIEW
                             CONSOLIDATED (CONT'D)

o SHARE REPURCHASES: During 4Q '03, 3MM shares were repurchased. As previously forecasted, in light of the Threadneedle and Rosenbluth acquisitions and their impact on capital, share repurchase activity during 4Q '03 and 3Q `03 was lower than the first half of the year.

     - Since the inception of repurchase programs in September 1994, 426MM shares have been acquired under Board authorizations to repurchase up to 570MM shares, including purchases made under agreements with third parties.

                                                                                       Millions of Shares
                                                                       ------------------------------------------------
     -    AVERAGE SHARES:                                                 4Q `03            3Q `03              4Q `02
                                                                          ------            ------              ------
           Basic                                                           1,277             1,278               1,309
                                                                          ======            ======              ======
           Diluted                                                         1,299             1,297               1,317
                                                                          ======            ======              ======

     -    ACTUAL SHARES:
           Shares outstanding - beginning of period                        1,285             1,286               1,325
           Repurchase of common shares                                       (3)                (6)                  -
           Prepayments - 3rd party share purchase agreements                   -                 -                (17)
           Net settlements - 3rd party share purchase agreements               -                 -                 (5)
           Employee benefit plans, compensation and other                      2                 5                   2
                                                                          ------            ------              ------
           Shares outstanding - end of period                              1,284             1,285               1,305
                                                                          ======            ======              ======

o SUPPLEMENTAL INFORMATION - MANAGED NET REVENUES: The following supplemental revenue information is presented on the basis used by management to evaluate operations. It differs in two respects from the GAAP basis revenues, which are prepared in accordance with accounting principles generally accepted in the United States (GAAP). First, revenues are presented as if there had been no asset securitizations at TRS. This format is generally termed on a "managed basis", as further discussed in the TRS section of this Earnings Supplement. Second, revenues are considered net of AEFA's provisions for losses and benefits for annuities, insurance and investment certificate products, which are essentially spread businesses, as further discussed in the AEFA section of this Earnings Supplement. A reconciliation of consolidated revenues from a GAAP to net managed basis is as follows:

   (millions)                                                 Percentage
                                       4Q `03        4Q `02    Inc/(Dec)
                                       ------        ------   ----------
   GAAP revenues                       $7,068        $6,196          14%
      Effect of TRS securitizations       208           224
      Effect of AEFA provisions          (555)         (539)
                                       ------        ------
   Managed net revenues                $6,721        $5,881          14%
                                       ======        ======

     - Consolidated net revenues on a managed basis increased 14% versus last year due to greater discount revenues, increased management and distribution fees, higher travel commissions and fees, higher cardmember loan balances, larger insurance and annuity revenues and higher net card fees.


                              CORPORATE AND OTHER


o The net expense was $54MM in 4Q '03 compared with $60MM in 3Q '03 and $44MM in 4Q '02. The increase versus last year reflects a relatively lower tax benefit rate as a result of the discontinuation of the Lehman preferred dividend, which had been taxed at the favorable corporate dividend rate, and higher interest expense related to additional corporate debt issuances.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2003 OVERVIEW
                            TRAVEL RELATED SERVICES

(Preliminary)
                             STATEMENTS OF INCOME
                            (UNAUDITED, GAAP BASIS)

                                                                      Quarters Ended                 Percentage
(millions)                                                            December 31,                   Inc/(Dec)
                                                             ---------------------------------      -------------
                                                                    2003                 2002
                                                                    ----                 ----
Net revenues:
     Discount revenue                                             $2,432               $2,122               15%
     Net card fees                                                   467                  435                7
     Lending:
       Finance charge revenue                                        654                  602                9
       Interest expense                                              123                  132              (6)
                                                                 -------              -------
         Net finance charge revenue                                  531                  470               13
     Travel commissions and fees                                     445                  369               21
     Other commissions and fees                                      515                  476                8
     TC investment income                                             93                   94              (1)
     Securitization income, net                                      293                  284                3
     Other revenues                                                  435                  415                5
                                                                 -------              -------
         Total net revenues                                        5,211                4,665               12
                                                                 -------              -------
Expenses:
     Marketing, promotion, rewards and cardmember services         1,141                  796               43
     Provision for losses and claims:
       Charge card                                                   227                  237              (4)
       Lending                                                       330                  414             (20)
       Other                                                          28                   26               11
                                                                 -------              -------
         Total                                                       585                  677             (13)
                                                                 -------              -------
     Charge card interest expense                                    187                  252             (26)
     Human resources                                               1,003                  852               18
     Restructuring Charge                                              -                   15                -
     Other operating expenses                                      1,411                1,279               10
                                                                 -------              -------
         Total expenses                                            4,327                3,871               12
                                                                 -------              -------
Pre-tax income                                                       884                  794               11
Income tax provision                                                 278                  244               14
                                                                 -------              -------
Net income                                                          $606                 $550               10
                                                                 =======              =======

Note: Certain prior period amounts have been reclassified to conform to the current year presentation.

o    Net income increased 10%.
     - The Rosenbluth acquisition, which was completed in October, had a minimal impact on net revenues and net income.
     - 4Q '02 includes a  net pre-tax restructuring charge of $15MM
       ($10MM after-tax) primarily reflecting adjustments to 2001's aggregate restructuring reserve.

o The pre-tax margin was 17.0% in 4Q `03 versus 18.8% in 3Q `03 and 17.0% in 4Q '02.

o    The effective tax rate was 31% in 4Q '03, 32% in 3Q '03 and 31% in 4Q '02.

o IMPACT OF SECURITIZATIONS: There were no incremental securitizations during 4Q '03 and 4Q '02. The average balance of Cardmember lending securitizations was $19.4B in 4Q '03 versus $16.9B in 4Q '02.
     - SECURITIZATION INCOME, NET increased 3% as a result of a higher average balance of Cardmember lending securitizations, partially offset by a lower yield.
         -- Securitization income, net represents revenue related to the Company's securitized loan receivables, which includes gains on securitizations, net finance charge revenue on retained interests in securitized loans and servicing income net of related discounts.
     - NET FINANCE CHARGE REVENUE increased 13%, reflecting an increase in the average balance of the owned portfolio for the period, partially offset by a lower yield.
     - OTHER REVENUES increased 5% as a result of higher insurance premiums and greater merchant-related revenues, partially offset by lower interest income on investment and liquidity pools held within card funding vehicles and lower ATM revenues.
     - THE LENDING PROVISION declined 20% reflecting strong credit quality in the lending portfolio.
     - The above GAAP basis items relating to net finance charge revenue, other revenues, and lending provision reflect the owned portfolio only. "Owned basis" credit quality statistics are available in the Fourth Quarter/Full Year 2003 Earnings Release on the TRS Selected Statistical Information page.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2003 OVERVIEW
                       TRAVEL RELATED SERVICES (CONT'D)

SUPPLEMENTAL INFORMATION - MANAGED BASIS: The following supplemental table includes information on both a GAAP basis and a "managed" basis. The managed basis presentation assumes there have been no securitization transactions, i.e., all securitized Cardmember loans and related income effects are reflected as if they were in the Company's balance sheet and income statement, respectively.

The Company presents TRS information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's Cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized Cardmember loans. Asset securitization is just one of several ways for the Company to fund Cardmember loans.

Use of a managed basis presentation, including non-securitized and securitized Cardmember loans, presents a more accurate picture of the key dynamics of the Cardmember lending business, avoiding distortions due to the mix of funding sources at any particular point in time. For example, irrespective of the mix, it is important for management and investors to see metrics, such as changes in delinquencies and write-off rates, for the entire Cardmember lending portfolio because it is more representative of the economics of the aggregate Cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of Cardmember loans and related revenue and changes in market share, which are all significant metrics in evaluating the Company's performance and which can only be properly assessed when all non-securitized and securitized Cardmember loans are viewed together on a managed basis.

The following table compares and reconciles the GAAP basis TRS income statements to the managed basis information, where different.

                                                                                       Effect of Securitizations (unaudited)
                                                                             -------------------------------------------------------
 (preliminary, millions)
                                            GAAP Basis (unaudited)           Securitization               Managed Basis
                                                                             Effect
-------------------------------------------------------------------------    -------------------------------------------------------
                                                             Percentage                                                  Percentage
Quarters Ended December 31,          2003          2002    Inc/(Dec)         2003    2002            2003      2002      Inc/(Dec)
                                   -----------------------------------    -------------------    -----------------------------------
Net revenues:
  Discount revenue                    $2,432     $2,122          15%
  Net card fees                          467        435           7
  Lending:
    Finance charge revenue               654        602           9          $532      $ 553        $1,186      1,155           3%
    Interest expense                     123        132          (6)           84         89           207        221          (5)
----------------------------------------------------------------------    ----------------------------------------------------------
      Net finance charge revenue         531        470          13           448        464           979        934            5
  Travel commissions and fees            445        369          21
  Other commissions and fees             515        476           8            53         48           568        524            8
  TC investment income                    93         94         (1)
  Securitization income, net             293        284           3         (293)      (284)             -          -            -
  Other revenues                         435        415           5             -        (4)           435        411            6
----------------------------------------------------------------------    ----------------------------------------------------------
        Total net revenues             5,211      4,655          12           208        224         5,419      4,889           11
----------------------------------------------------------------------    ----------------------------------------------------------
Expenses:
  Marketing, promotion, rewards
    and cardmember services            1,141        796          43
  Provision for losses and claims:
    Charge card                          227        237         (4)
    Lending                              330        414        (20)           208        227           538        641         (16)
    Other                                 28         26          11
----------------------------------------------------------------------    ----------------------------------------------------------
      Total                              585        677        (13)           208        227           793        904         (12)
  Charge card interest expense           187        252        (26)             -        (3)           187        249         (25)
  Human resources                      1,003        852          18
  Restructuring Charge                     -         15           -
  Other operating expenses             1,411      1,279          10
----------------------------------------------------------------------    ----------------------------------------------------------
        Total expenses                 4,327      3,871          12          $208      $ 224        $4,535      4,095           11
----------------------------------------------------------------------    ----------------------------------------------------------
Pre-tax income                           884        794          11
Income tax provision                     278        244          14
----------------------------------------------------------------------
Net income                              $606       $550          10
----------------------------------------------------------------------

The following discussion addresses results on a managed basis.

o Managed basis net revenue rose 11% from higher Cardmember spending, greater travel and other commissions and fees, larger lending balances and increased cards in force.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2003 OVERVIEW
                       TRAVEL RELATED SERVICES (CONT'D)

o The 11% higher managed basis expenses reflect substantially higher marketing, promotion, rewards and cardmember services costs, greater human resources expenses and increased other operating expenses, partially offset by lower interest costs, reduced provisions for losses and cost control initiatives.

o DISCOUNT REVENUE: A 17% increase in billed business partially offset by a lower discount rate yielded a 15% increase in discount revenue.
     - The average discount rate was 2.56% in 4Q `03 versus 2.60% in 3Q `03 and 2.62% in 4Q `02. The decrease versus last quarter and last year primarily reflects the cumulative impact of stronger than average growth in the lower rate retail and other "everyday spend" merchant categories (e.g., supermarkets, discounters, etc.).
         -- We believe the AXP value proposition is strong. However, as indicated in prior quarters, continued changes in the mix of business, volume related pricing discounts and selective repricing initiatives will probably continue to result in some rate erosion over time.

                                                              Quarters Ended                 Percentage
                                                              December 31,                   Inc/(Dec)
                                                        ------------------------------     --------------
                                                           2003              2002
                                                           ----              ----
      Card billed business (billions):
           United States                                  $72.3             $62.9                   15%
           Outside the United States                       26.2              21.2                   24
                                                          -----             -----
           Total                                          $98.5             $84.1                   17
                                                          =====             =====

      Cards in force (millions):
           United States                                   36.4              34.8 (b)                4
           Outside the United States                       24.1              22.2                    9
                                                          -----             -----
           Total                                           60.5              57.0 (b)                6
                                                          =====             =====

      Basic cards in force (millions):
           United States                                   27.7              26.9                    3
           Outside the United States                       19.9              18.3                    9
                                                          -----             -----
           Total                                           47.6              45.2                    5
                                                          =====             =====

      Spending per basic card in force (dollars): (a)
           United States                                 $2,633            $2,346                   12
           Outside the United States                     $1,668            $1,426                   17
           Total                                         $2,314            $2,050                   13

      (a) Proprietary card activity only.
      (b) Prior year amounts have been reduced reflecting a correction of the number of supplemental cards-in-force.

     - BILLED BUSINESS: The 17% increase in worldwide billed business resulted from a 13% increase in spending per basic cardmember and 6% growth in cards in force.
         -- U.S. billed business was up 15% reflecting growth of 15% within the consumer card business, a 20% increase in small business activity and a 10% improvement in Corporate Services volume.
            - Spending per basic card in force increased 12%.
         -- Excluding the impact of foreign exchange translation:
            - Worldwide billed business and spending per proprietary basic card in force increased 13% and 9%, respectively.
            - Total billed business outside the U.S. was up 9% reflecting mid double-digit improvement in Latin America, low double-digit improvement in Asia, a high-single digit increase in Europe and a mid-single digit increase in Canada.
            - Within our proprietary business, billed business outside the U.S.
              reflected growth in consumer and small business spending of 10% and a 7% increase in Corporate Services volumes.
            - Spending per proprietary basic card in force outside the U.S.
              rose 2%.
         -- U.S. non-T&E related volume categories (which represented approximately 69% of 4Q `03 U.S. billed business) grew 18%, while T&E volumes rose 9%, reflecting continued strengthening across all T&E industries.
         -- U.S. airline related volume, which represented approximately 10% of total volumes during the quarter, rose 8%. Worldwide airline volumes, which represented approximately 11% of total volumes during the quarter, increased 13% on 9% growth in transaction volume and a 4% increase in the average airline charge.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2003 OVERVIEW
                       TRAVEL RELATED SERVICES (CONT'D)

o    DISCOUNT REVENUE (CONT'D):

     - CARDS IN FORCE worldwide rose 6% versus last year on higher card acquisitions and an improved average customer retention level.
         -- U.S. cards in force rose 500K during the quarter on continued benefits of stepped up acquisition spending and a return to growth within Corporate Services.
         -- Outside the United States, 700K cards in force were added during the quarter on growth in both proprietary and network partnership cards.

o NET CARD FEES: Rose 7% due to higher cards in force and the benefit of selected annual fee increases. The average annual fee per proprietary card in force was $35 in 4Q '03 and 3Q '03, and $34 in 4Q `02.

o NET FINANCE CHARGE REVENUE: Rose 5% on 14% growth in average worldwide lending balances.
     - The yield on the U.S. portfolio was 8.6% in 4Q '03, 8.9% in 3Q '03, and 9.8% in 4Q '02. The decrease versus last year and last quarter reflects an increase in the proportion of the portfolio on introductory rates and the evolving mix of products toward more lower-rate offerings, partially offset by lower funding costs.

o TRAVEL COMMISSIONS AND FEES: Increased 21% on a 22% increase in travel sales reflecting the Rosenbluth acquisition and improvement within the travel environment. Excluding the benefits of the Rosenbluth acquisition, growth in travel commissions and fees and travel sales was 11% and 9%, respectively. The revenue earned per dollar of sales was up versus last quarter, and down versus last year (9.5% in 4Q '03, 9.6% in 4Q '02 and 9.3% in 3Q `03).

o TC INVESTMENT INCOME: Fell 1% due to a decline in the pre-tax yield, partially offset by higher average investments. TC sales continued to be weak, decreasing 4% versus last year.

o OTHER COMMISSIONS AND FEES: Increased 8% on greater volume-related foreign exchange fees and higher card fees and assessments.

o OTHER REVENUES: Increased 6% as larger insurance premiums and greater merchant-related revenues were partially offset by lower interest income on investment and liquidity pools held within card funding vehicles and lower ATM revenues.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 43% on the continuation of stepped-up levels of brand advertising activities, an increase in selected card acquisition activities and higher rewards costs, reflecting a continued increase in cardmember loyalty program participation and penetration. We expect the 2004 quarterly growth rates to be substantially lower than this quarter's rate as increases in loyalty program penetration should moderate and the benefits of 2003's spending can be further harvested.

o OTHER PROVISIONS FOR LOSSES AND CLAIMS: Increased 11% as higher insurance claims were partially offset by lower merchant-related reserves.

o CHARGE CARD INTEREST EXPENSE: Was down 25% due to a lower effective cost of funds, partially offset by a higher average receivable balance.

o HUMAN RESOURCES EXPENSE: Increased 18% versus last year due to merit increases; higher employee benefits, greater management incentive and employee profit sharing costs; and the Rosenbluth acquisition.
     - The employee count at 12/03 of 65,300 was up 1,700 versus 12/02 and up 2,700 versus 9/03. The Rosenbluth acquisition added 2,700 employees during the quarter.

o OTHER OPERATING EXPENSES: Increased 10% reflecting, in part, the Rosenbluth acquisition, the impact of greater business and service volume-related costs, including outsourcing, and higher equipment-related technology costs. These increases were partially offset by reengineering initiatives and cost containment efforts.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2003 OVERVIEW
                       TRAVEL RELATED SERVICES (CONT'D)

o    CREDIT QUALITY:

     - Overall credit quality improved during the quarter.

     - The provision for losses on charge card products decreased 4%, despite higher volume, due to strong credit quality.

     - The lending provision for losses was down 16% vs. last year, despite growth in loans outstanding, due to exceptionally well-controlled credit.

     - Reserve coverage ratios, which are well in excess of 100% of past due balances, remained strong.

     - WORLDWIDE CHARGE CARD: *

       -- The write-off and past-due rates improved versus last quarter and last year.

                                                                                 12/03             9/03            12/02
                                                                         --------------     ------------    -------------
             Loss ratio, net of recoveries                                       0.27%            0.28%            0.32%
             90 days past due as a % of receivables                               1.9%             2.0%             2.2%

       -- Reserve coverage of past due accounts remained strong, despite a small decline in the reserve balance.

                                                                                 12/03             9/03            12/02
                                                                         --------------    -------------    -------------
             Reserves (MM)                                                       $916             $921             $930
             % of receivables                                                     3.2%             3.5%             3.5%
             % of 90-day past due accounts                                        171%             174%             162%

     -   U.S. LENDING: **

       -- The write-off rate and past due levels improved versus last quarter and last year.

                                                                                12/03              9/03             12/02
                                                                         -------------     -------------    --------------
             Write-off rate, net of recoveries                                   4.7%              5.0%              5.5%
             30 days past due as a % of loans                                    2.7%              2.8%              3.1%

       -- Coverage of past due accounts was maintained at the high end of historical levels.

                                                                                12/03              9/03             12/02
                                                                         -------------    --------------    --------------
           Reserves (MM)                                                       $1,355           $1,340            $1,297
           % of total loans                                                      3.5%             3.7%              3.8%
           % of 30 day past due accounts                                         131%             133%              120%














* There are no off-balance sheet Charge Card securitizations. Therefore, "Owned basis" and "Managed basis" credit quality statistics for the Charge Card portfolio are the same.

** As previously described, this information is presented on a "Managed basis". "Owned basis" credit quality statistics are available in the Fourth Quarter/Full Year 2003 Earnings Release on the TRS Selected Statistical Information page. Credit trends are generally consistent under both reporting methods.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2003 OVERVIEW
                      AMERICAN EXPRESS FINANCIAL ADVISORS

(Preliminary)

                             STATEMENTS OF INCOME
                            (UNAUDITED, GAAP BASIS)

(millions)
                                                                               Quarters Ended               Percentage
                                                                               December 31                  Inc/(Dec)
                                                                         -----------------------------     -------------
                                                                            2003               2002
                                                                            ----               ----
Revenues:
     Investment income                                                      $599               $577               4%
     Management and distribution fees                                        759                535              42
     Other revenues                                                          382                332              15
                                                                          ------             ------
           Total revenues                                                  1,740              1,444              20
                                                                          ------             ------
Expenses:
     Provision for losses and benefits:
        Annuities                                                            274                283             (3)
        Insurance                                                            226                203              10
        Investment certificates                                               55                 53               5
                                                                          ------             ------
           Total                                                             555                539               3
                                                                          ------             ------
     Human resources                                                         592                449              32
     Other operating expenses                                                345                250              38
                                                                          ------             ------
           Total expenses                                                  1,492              1,238              20
                                                                           -----              -----
Pre-tax income before accounting change                                      248                206              20
Income tax provision                                                          53                 53             (2)
                                                                          ------             ------
Income before accounting change                                              195                153              28
Cumulative effect of accounting change, net of tax                          (13)                  -               -
                                                                          ------             ------
Net income                                                                  $182               $153              19
                                                                          ======             ======

o    Income before accounting change increased 28%. Net income increased 19%.
     - The Threadneedle acquisition contributed approximately 8% to revenue growth and provided a relatively modest net income benefit.

o    Total revenues increased 20% due to:
     - Increased management and distribution fees,
     - Greater insurance premiums, and
     - Higher investment income.

o    The pre-tax margin was 14.3% in 4Q '03 and 4Q '02, versus 14.7% in 3Q '03.

o The effective tax rate was 21% in 4Q '03 versus 12% in 3Q '03 and 26% in 4Q '02 due to a $12MM reduction in tax expense resulting from adjustments related to the finalization of the 2002 tax return filed during the third quarter and the publication of favorable technical guidance in 3Q '03 related to the taxation of dividend income.

o SUPPLEMENTAL INFORMATION - NET REVENUES: In the following table, the Company presents AEFA's aggregate revenues on a basis that is net of provisions for losses and benefits because the Company manages the AEFA business and evaluates its financial performance, where appropriate, in terms of the "spread" on its products. An important part of AEFA's business is margin related, particularly the insurance, annuity and certificate businesses.

     One of the gross margin drivers for the AEFA business is the return on invested cash, primarily generated by sales of insurance, annuity and investment certificates, less provisions for losses and benefits on these products. These investments tend to be interest rate sensitive. Thus, GAAP revenues tend to be higher in periods of rising interest rates, and lower in times of decreasing interest rates. The same relationship is true of provisions for losses and benefits, only it is more accentuated period-to-period because rates credited to customers' accounts generally reset at shorter intervals than the yield on underlying investments. The Company presents for investors this portion of the AEFA business on a net basis to eliminate potentially less informative comparisons of period-to-period changes in revenue and provisions for losses and benefits in light of the impact of these changes in interest rates.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2003 OVERVIEW
                 AMERICAN EXPRESS FINANCIAL ADVISORS (CONT'D)


                                                 Quarters ended     Percentage
     (millions)                                  December 31,       Inc/(Dec)
                                               ----------------     ----------
                                                  2003     2002
                                                  ----     ----
     Total GAAP Revenues                        $1,740   $1,444        20%
     Less: Provision for
           losses and benefits:
              Annuities                            274      283
              Insurance                            226      203
              Investment certificates               55       53
                                                ------   ------
                   Total                           555      539
                                                ------   ------
     Net Revenues                               $1,185    $ 905         31
                                                ======   ======

       - Spreads within the annuity and insurance products were up versus last quarter and last year. Certificates spreads were up versus last quarter and down versus last year.
       - On a net revenue basis, the pre-tax margin was 20.9% in 4Q '03, 22.6% in 3Q '03 and 22.8% in 4Q '02.

o    ASSETS OWNED, MANAGED AND ADMINISTERED:
                                                                    Percentage
     (billions)                                  December 31,       Inc/(Dec)
                                               ----------------     ----------
                                                  2003     2002
                                                  ----     ----
     Assets owned (excluding
        separate accounts)                       $53.8    $51.7         4%
     Separate account assets                      30.8     22.0        40
     Assets managed                              226.6    123.9        83
     Assets administered *                        54.1     33.0        64
                                                ------   ------
            Total                               $365.3   $230.6        58
                                                ======   ======

     - Effective 9/30/03, the Company completed its acquisition of Threadneedle Asset Management. Consequently, Assets Owned, Separate Account Assets and Assets Managed include $1.0B, $2.6B, and $81.1B, respectively, of Threadneedle assets acquired on 9/30/03. Excluding these, assets owned rose 2%, separate account assets rose 28%, assets managed rose 17% and, in total, assets rose 22%.
     - Due to the adoption of FIN 46, $0.5B of additional assets from variable interest entities were consolidated. In addition, $3.8B of related assets within structured investments previously reported as Assets Managed for Institutions are now excluded due to the consolidation of the related VIE structures.

     * Includes non-branded administered assets. 12/31/02 balance excluded $3.6B of such assets.

o    ADOPTION OF FIN 46:

     - Assets consolidated as a result of the December 31, 2003 adoption of FIN 46 totaled a combined $1.2 billion. The newly consolidated assets consisted of $844MM of restricted cash, $244MM of high-yield securities, and $79MM of loans and other assets. The market values of the assets within the FIN 46 impacted structures are expected to fluctuate from period-to-period with no cash flow effect on the Company. The effect of consolidating these assets on AEFA's balance sheet was partially offset by AEFA's previously recorded carrying values of its investment in such structures, which totaled $673MM.

o    ASSET QUALITY:

     - Overall, credit quality continues to improve as default rates have declined versus last year and throughout this year.
     - During the quarter a significant portion of non-performing assets were sold. As a result, non-performing assets relative to invested assets (excluding short-term cash positions and the impact of FIN 46) were 0.01% and were more than 35x covered by reserves, including those related to the impairment of securities (including the impact of FIN 46, non-performing assets relative to invested assets were 0.07% and were 418% covered by reserves).
     - High-yield investments (excluding unrealized appreciation/depreciation and the impact of FIN 46) totaled $2.9B, or 7% of the total investment portfolio at 12/03, versus 6% at 9/03 and 12/02 (including the impact of FIN 46, high-yield investments totaled $3.2B or 8% of the total investment portfolio).
     - The SFAS No. 115 related mark-to-market adjustment (excluding the impact of FIN 46 and reported in assets pre-tax) was appreciation of $0.9B at 12/03, $1.2B at 9/03 and $1.1B at 12/02 (including the impact of FIN 46, the SFAS No. 115 related mark-to-market adjustment was also appreciation of $0.9B).

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2003 OVERVIEW
                 AMERICAN EXPRESS FINANCIAL ADVISORS (CONT'D)

o    INVESTMENT INCOME:

     - Investment income increased 4% as higher invested assets more than offset a lower average yield. In 4Q '03, $57MM of investment gains were substantially offset by $52MM of investment losses. Results also benefited from the effect of higher appreciation this year versus last year in the S&P 500 on the value of options hedging outstanding stock market certificates and equity indexed annuities, which was offset in the related provisions. 4Q '02 included $17MM of net investment gains.
     - Average invested assets of $44.6B (including unrealized appreciation/depreciation) rose 8% versus $41.4B in 4Q '02 reflecting strong client interest in the underlying fixed rate products over the past two years.
     - The average yield on invested assets (excluding realized and unrealized appreciation/depreciation) declined to 5.3% versus 5.5% in 4Q '02.

o MANAGEMENT AND DISTRIBUTION FEES: The increase of 42% was due to a 46% increase in management fees and a 37% increase in distribution fees. The management fee increase resulted from higher average assets under management, reflecting the Threadneedle acquisition and improvement in equity market valuations. Distribution fees increased on greater mutual fund fees, increased brokerage-related activities and higher limited partnership product sales.

     -   ASSETS MANAGED:
                                                                    Percentage
     (billions)                                  December 31,       Inc/(Dec)
                                               ----------------     ----------
                                                  2003     2002
                                                  ----     ----
       Assets managed for individuals           $110.2    $81.6        35%
       Assets managed for institutions           116.4     42.3         #
       Separate account assets                    30.8     22.0        40
                                                ------  -------
           Total                                $257.4  $ 145.9        76
                                                ======  =======
       # Denotes variance in excess of 100%

       -- The increase in managed assets since 12/02 resulted primarily from the Threadneedle acquisition, which added $83.7B in assets effective 9/30/03, as well as market appreciation of $31.7B. During the year, institutional outflows at AEFA of $3.5B were offset by net inflows at Threadneedle during 4Q '03 and retail net inflows for the year.
       -- The $16.5B increase in managed assets during 4Q `03 reflects market appreciation of $18.5B and net inflows of $1.8B as net inflows at Threadneedle and within the retail channel were partially offset by net outflows in the institutional business, excluding Threadneedle.
       -- Flows for the quarter and the full year exclude the impact of the adoption of FIN 46, which resulted in a $3.8B decrease in Assets Managed for Institutions due to the consolidation of the related VIE structures.

o      PRODUCT SALES:
       - Total gross cash sales from all products were up 22% versus 4Q '02. Branded advisor-generated sales increased 19% on a cash basis, and 22% on the internally used "gross dealer concession" basis, which weights the sales of products to reflect their individual profitability dynamics.
       - Total mutual fund cash sales increased 39% reflecting strong advisor-related sales growth and the benefits of Threadneedle activities. Proprietary sales improved, reflecting the benefit of the Threadneedle acquisition, while non-proprietary sales increased substantially. A significant portion of non-proprietary sales continued to occur in "wrap" accounts. Within proprietary funds:
         -- Excluding Threadneedle, sales of equity funds increased, while bond and money market funds declined.
         -- Redemption rates continued to compare favorably with industry levels.
       - Total annuity cash sales fell 26% on decreases in both fixed annuities and, to a lesser extent, variable products. 4Q '02 annuity sales were at a very high level due largely to additional new third party distribution activities. In recent quarters, proactive adjustments to product structure, compensation and pricing resulted in significantly lower sales volume through this channel.
       - Total cash sales of insurance products rose 17% reflecting higher property-casualty sales, in part due to sales through Costco, and higher sales of life insurance products.
       - Total certificate cash sales increased 59% due to greater sales of certificates sold to clients outside the U.S. through the joint venture between AEFA and AEB.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2003 OVERVIEW
                 AMERICAN EXPRESS FINANCIAL ADVISORS (CONT'D)

o    PRODUCT SALES (CONT'D):
       - Total institutional cash sales increased 80% reflecting the benefit of the Threadneedle acquisition, and higher new pension account sales, partially offset by substantially lower pension contributions.
       - Total other cash sales decreased 23% as lower contributions in the 401(k) business were partially offset by higher limited partnership product sales.
       - Advisor product sales generated through financial planning and advice services were 75% of total sales in 4Q '03 and 3Q '03, and 74% in 4Q `02.

o OTHER REVENUES: Were up 15% on particularly strong property-casualty and higher life insurance-related revenues.
     - Financial planning and advice services fees of $21MM decreased 23% versus 4Q '02, reflecting the negative impact of a change in the timing of fee recognition, which deferred revenues and a comparable amount of human resources expense in 4Q '03. Excluding this change, fees would have increased approximately 22%.

o PROVISIONS FOR LOSSES AND BENEFITS: Annuity product provisions decreased 3% due to lower crediting rates and lower costs related to guaranteed minimum death benefits, partially offset by the effect of greater appreciation in the S&P 500 on equity indexed annuities this year versus last year and a higher average inforce level. Insurance provisions increased 10% as higher inforce levels were partially offset by lower life insurance crediting rates and lower claims. Certificate provisions were up 5% as the effect on the stock market certificate product of greater appreciation in the S&P 500 this year versus last year and higher average reserves were partially offset by lower crediting rates.

o HUMAN RESOURCES: Expenses increased 32% reflecting higher field force compensation-related costs, the effects of the Threadneedle acquisition, merit increases, greater employee benefit costs, and higher management incentive and profit sharing costs for home office employees. Within the home office, the average number of employees was down 1%, excluding Threadneedle.
     - TOTAL ADVISOR FORCE: 12,121 at 12/03; up 432 advisors, or
       4%, versus 12/02 and up 379 advisors versus 9/03.
         -- The increase in advisors versus 9/03 reflects higher appointments coupled with lower terminations.
         -- Veteran advisor retention rates remain strong.
         -- Total production and advisor productivity were up versus last year and substantially improved relative to recent quarters as individual investor interest has strengthened.
     - The total number of clients increased 3%, client acquisitions rose 4% and accounts per client were flat. Client retention exceeded 94%.

o OTHER OPERATING EXPENSES: Increased 38% versus last year reflecting the effect of the Threadneedle acquisition, professional fees related to various industry regulatory matters and greater legal expenses. These were partially offset by a lower minority interest expense related to premium deposits (the joint venture with AEB).

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2003 OVERVIEW
                             AMERICAN EXPRESS BANK

(Preliminary)
                             STATEMENTS OF INCOME
                                  (UNAUDITED)

 (millions)                                                    Quarters Ended             Percentage
                                                               December 31,               Inc/(Dec)
                                                          ------------------------      ---------------
                                                               2003        2002
                                                               ----        ----
Net revenues:
    Interest income                                            $139        $156              (12)%
    Interest expense                                             57          65              (12)
                                                             ------      ------
       Net interest income                                       82          91              (12)
    Commissions and fees                                         68          58                20
    Foreign exchange income & other revenues                     55          39                40
                                                             ------      ------
       Total net revenues                                       205         188                 9
                                                             ------      ------
Expenses:
    Human resources                                              75          59                26
    Other operating expenses                                     67          63                 6
    Provision for losses                                         21          31              (33)
    Restructuring charges                                         -         (1)                 -
                                                             ------      ------
       Total expenses                                           163         152                 7
                                                             ------      ------
Pre-tax income                                                   42          36                16
Income tax provision                                             13          12                 6
                                                             ------      ------
Net income                                                      $29         $24                22
                                                             ======      ======

o Net income increased 22% as higher net revenues and a significantly lower provision for losses offset higher human resources expenses.
     - 4Q '02 includes a net pre-tax benefit of $1MM reflecting an adjustment to 2001's restructuring charge reserve of $3MM ($2MM after-tax), partially offset by a 4Q '02 restructuring charge of $2MM ($1MM after-tax) reflecting the Bank's efforts to further rationalize certain operations.

o    Net revenues rose 9%.
     - Net interest income decreased 12% due to lower levels of Personal Financial Services (PFS) loans, reflecting the Bank's decision to temporarily curtail loan origination in Hong Kong, and declining loans in Corporate Banking, due to AEB's exit strategy. These negative effects were partially offset by strong growth in Private Banking loans, in addition to spread improvement on the investment portfolio.
     - Commissions and fees were up 20% due to higher volumes in Financial Institutions Group (FIG) and Private Banking, partially offset by lower volumes in PFS.
     - Foreign exchange income & other revenues increased 40% due to higher Private Banking client activity and mark-to-market gains on FIG seed capital investments in mutual funds, partially offset by lower spread income on premium deposits (the joint venture with AEFA).

o Human resources expenses were up 26% reflecting merit increases, greater employee benefit costs, higher management incentive costs, and severance expenses related to the Bank's downsizing of its operations in Greece.

o Other operating expenses increased 6% due to higher technology expenses and currency translation losses, previously recorded in Shareholders' Equity, resulting from the Bank's scaling back of activities in Europe, partially offset by a gain on the sale of real estate in Greece.

o The provision for losses decreased 33% due to lower PFS loan volumes and an improvement in bankruptcy related write-offs in the consumer lending portfolio in Hong Kong.

o The pre-tax margin was 20.5% in 4Q '03, 20.6% in 3Q '03 and 19.1% in 4Q '02.

o    The effective tax rate was 31% in 4Q '03, 34% in 3Q '03 and 33% in 4Q '02.

o    AEB remained "well-capitalized".

                                  12/03         9/03           12/02        Well-Capitalized
                                ----------    ----------     ----------    --------------------
     Tier 1                       11.4%         10.5%          10.9%              6.0%
     Total                        11.3%         10.8%          11.4%             10.0%
     Leverage Ratio                5.5%          6.0%           5.3%              5.0%

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2003 OVERVIEW
                        AMERICAN EXPRESS BANK (CONT'D)

o    EXPOSURES
     - AEB's loans outstanding were $6.5B at 12/03 versus $6.2B at 9/03 and $5.6B at 12/02.
        -- During the quarter, approximately $100MM of loans previously classified as "Other" were reclassified to the consumer category. These loans represent non-PFS consumer loans that are an ongoing part of the Bank's consumer business. The statistics below conform to the current period presentation.
        -- Activity since 12/02 included a $200MM decrease in corporate banking loans, a $500MM increase in financial institution loans and a $600MM net increase in consumer and private banking loans, consisting of a $800MM increase in private banking loans and a $200MM decline in PFS and other loans. Activity since 9/03 included a $200MM increase in financial institution loans and a $100MM net increase in consumer and private banking loans, consisting of a $150MM increase in private banking loans and a $50MM decline in PFS and other loans.
        -- Consumer and private banking loans comprised 68% of total loans at 12/03, and 69% at 9/03 and 12/02; corporate banking comprised 3% of total loans at 12/03 and 9/03, and 6% at 12/02; and financial institution loans comprised 29% of total loans at 12/03, 28% at 9/03, and 25% at 12/02.
     - In addition to the loan portfolio, there are other banking activities, such as forward contracts, various contingencies and market placements, which added approximately $7.6B to the credit exposures at 12/03, and $8.0B at 9/03 and 12/02. Of the $7.6B of additional exposures at 12/03, $5.4B was relatively less risky cash and securities related balances.

       ($ in billions)                                                      12/31/03
                                               -----------------------------------------------------------------

                                                                              NET
                                                                           GUARANTEES                                  9/30/03
                                                             FX AND           AND                       TOTAL           TOTAL
       COUNTRY                                    LOANS   DERIVATIVES     CONTINGENTS     OTHER(1)   EXPOSURE(2)     EXPOSURE(2)
       -------                                    -----   -----------     -----------     -----      --------        --------
       Hong Kong                                   $0.8          $-            $-           $-        $0.9             $1.0
       Indonesia                                    0.1           -             -            -         0.1              0.1
       Singapore                                    0.8           -           0.1          0.1         1.1              1.1
       Korea                                        0.3           -             -            -         0.4              0.3
       Taiwan                                       0.2           -             -          0.1         0.4              0.5
       Japan                                          -           -             -          0.1         0.1              0.2
       Other                                        0.1           -           0.1          0.1         0.2              0.2
                                                  -----       -----         -----        -----       -----            -----
           Total Asia/Pacific Region (2)            2.3         0.1           0.3          0.6         3.3              3.4
                                                  -----       -----         -----        -----       -----            -----
       Chile                                        0.1           -             -            -         0.1              0.1
       Brazil                                       0.3           -             -          0.1         0.4              0.4
       Mexico                                         -           -             -            -         0.1            -
       Cayman Islands                               0.8           -           0.2          0.1         1.2              1.1
       Other                                        0.1           -             -            -         0.1              0.1
                                                  -----       -----         -----        -----       -----            -----
           Total Latin America (2)                  1.3           -           0.3          0.3         2.0              1.9
                                                  -----       -----         -----        -----       -----            -----
       India                                        0.3           -           0.1          0.3         0.7              0.7
       Pakistan                                       -           -             -          0.1         0.1              0.2
       Other                                          -           -             -          0.1         0.2              0.2
                                                  -----       -----         -----        -----       -----            -----
           Total Subcontinent (2)                   0.4           -           0.1          0.5         1.1              1.0
                                                  -----       -----         -----        -----       -----            -----
       Egypt                                        0.1           -             -          0.1         0.3              0.2
       Other                                        0.1           -           0.1            -         0.2              0.2
                                                  -----       -----         -----        -----       -----            -----
           Total Middle East and Africa (2)         0.2           -           0.1          0.2         0.5              0.4
                                                  -----       -----         -----        -----       -----            -----

           Total Europe (2)                         1.5         0.1           0.4          2.5         4.5              4.7

           Total North America (2)                  0.8         0.1           0.2          1.8         2.8              2.7
                                                  -----       -----         -----        -----       -----            -----

       Total Worldwide (2)                         $6.5        $0.3          $1.4         $5.9       $14.1            $14.2
                                                  =====       =====         =====        =====       =====            =====

        (1)Includes cash, placements and securities.
        (2)Individual items may not add to totals due to rounding.

        Note: Includes cross-border and local exposure and does not net local funding or liabilities against any local exposure.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2003 OVERVIEW
                        AMERICAN EXPRESS BANK (CONT'D)

o    ASSETS MANAGED
     - For the quarter and the year ended 12/03, both Private Banking client holdings and FIG managed assets reflected net asset inflows, in addition to market appreciation and a positive F/X impact.

o    LOANS
     - Total non-performing loans* were $78MM at 12/03, compared to $84MM at 9/03 and $119MM at 12/02 as AEB continues to wind down its Corporate Banking business. The decreases reflect loan payments and write-offs, partially offset by net downgrades, mostly in Egypt and India.

     -   Other non-performing assets were $15MM at 12/03, 9/03 and 12/02.

     - AEB's total credit loss reserves at 12/03 of $121MM compared with $125MM at 9/03 and $158MM at 12/02, and are allocated as follows:


         (millions)                12/03          09/03           12/02
                                   -----          -----           -----
         Loans                      $113           $117            $151
         Other Assets, primarily
            foreign exchange and
            other derivatives          6              6               6
         Unfunded contingents          2              2               1
                                   -----          -----           -----
         Total                      $121           $125            $158
                                   =====          =====           =====


       -- Loan loss reserve coverage of non-performing loans* was 145% at 12/03, 138% at 9/03 and 127% at 12/02.

- Management formally reviews the loan portfolio and evaluates credit risk throughout the year. This evaluation takes into consideration the financial condition of the borrowers, fair market value of collateral, status of delinquencies, historical loss experience, industry trends and the impact of current economic conditions. As of December 31, 2003, management considers the loss reserve to be appropriate.


         * AEB defines a non-performing loan as any loan (other than certain smaller-balance consumer loans) on which the accrual of interest is discontinued because the contractual payment of principal or interest has become 90 days past due or if, in management's opinion, the borrower is unlikely to meet its contractual obligations.

           For smaller-balance consumer loans related to the Personal Financial Services business, management establishes reserves it believes to be adequate to absorb credit losses in the portfolio. Generally, these loans are written off in full when an impairment is determined or when the loan becomes 120 or 180 days past due, depending on loan type. For this portfolio, 30-day past due rates were 6.6% at 12/03, as compared to 5.3% at 9/03 and 5.4% at 12/02.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2003 OVERVIEW

                                 CONSOLIDATED
(Preliminary)
                        CONDENSED STATEMENTS OF INCOME
                            (UNAUDITED, GAAP BASIS)

                                                                                 Years Ended                Percentage
(millions)                                                                       December 31,               Inc/(Dec)
                                                                       --------------------------------    -------------
                                                                             2003                 2002
                                                                             ----                 ----
Revenues:
     Discount revenue                                                      $8,781               $7,931             11%
     Net investment income                                                  3,063                2,991              2
     Management and distribution fees                                       2,450                2,285              7
     Cardmember lending net finance charge revenue                          2,042                1,828             12
     Net card fees                                                          1,835                1,726              6
     Travel commissions and fees                                            1,507                1,408              7
     Other commissions and fees                                             1,977                1,928              3
                                                                                                                    -
     Insurance and annuity revenues                                         1,366                1,218             12
     Securitization income, net                                             1,150                1,049             10
     Other                                                                  1,695                1,443             18
                                                                          -------              -------
          Total revenues                                                   25,866               23,807              9
                                                                          -------              -------
Expenses:
     Human resources                                                        6,333                5,725             11
     Provision for losses and benefits                                      4,429                4,586            (3)
     Marketing, promotion, rewards and cardmember services                  3,901                3,119             25
     Interest                                                                 905                1,082           (16)
     Restructuring charges                                                    (2)                  (7)           (76)
     Disaster recovery charge                                                   -                  (7)              -
     Other operating expenses                                               6,053                5,582              8
                                                                          -------              -------
          Total expenses                                                   21,619               20,080              8
                                                                          -------              -------
Pre-tax income before accounting change                                     4,247                3,727             14
Income tax provision                                                        1,247                1,056             18
                                                                          -------              -------
Income before accounting change                                             3,000                2,671             12
Cumulative effect of accounting change, net of tax                           (13)                    -              -
                                                                          -------              -------
Net income                                                                 $2,987               $2,671             12
                                                                          =======              =======
EPS:
      Income before accounting change - Basic                               $2.34                $2.02             16
                                                                          =======              =======
      Net Income - Basic                                                    $2.33                $2.02             15
                                                                          =======              =======

      Income before accounting change - Diluted                             $2.31                $2.01             15
                                                                          =======              =======
      Net Income - Diluted                                                  $2.30                $2.01             14
                                                                          =======              =======

Note: Certain prior period amounts have been reclassified to conform to the current year presentation.

o Income before accounting change and net income each increased 12% versus last year.
     - 2003 results include:
       -- A $41MM reduction in tax expense at AEFA due to adjustments related to the finalization of the 2002 tax return filed during the third quarter and the publication in 3Q `03 of favorable technical guidance related to the taxation of dividend income;
       -- A net benefit of $2MM ($1MM after-tax) at AEFA resulting from Deferred Acquisition Cost (DAC) related adjustments arising from the annual third quarter review of underlying DAC assumptions and dynamics; and
       -- A net benefit of $2MM ($1MM after-tax) at AEB representing adjustments to the 2002 restructuring charge for severance and other costs.
     - 2002 results reflect:
       -- A net benefit of $7MM ($5MM after-tax) related to adjustments to the 2001 and 2002 aggregate restructuring charge reserves at TRS and AEB;
       -- A $7MM ($4MM after-tax) benefit related to an adjustment to 3Q `01's disaster recovery charge, which reconciles AEFA's estimated life insurance costs from the 9/11 events to actual costs incurred;
       -- A net $18MM increase in expenses from DAC amortization adjustments arising from AEFA's annual third quarter review of DAC-related assumptions; and
       -- The final Lehman Brothers preferred dividends totaling $69MM ($59MM after-tax), based on Lehman's earnings, which were offset by business building initiatives.

o CONSOLIDATED REVENUES: Revenues increased 9% due to greater discount revenues, increased lending net finance charge revenue, higher management and distribution fees, larger insurance and annuity revenues, increased net card fees, higher net securitization income and greater other revenues. The Threadneedle and Rosenbluth acquisitions had a minimal effect on revenue growth. Consolidated revenue growth versus last year reflected 8% growth at TRS, 10% growth at AEFA, and 7% growth at AEB. Translation of foreign currency revenues contributed approximately 2% of the 9% revenue growth rate.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2003 OVERVIEW
                             CONSOLIDATED (CONT'D)

o CONSOLIDATED EXPENSES: Expenses were up 8%, reflecting higher marketing, promotion, rewards and cardmember services expense, greater human resources costs and increased other operating expenses. These increases were partially offset by lower funding costs, lower provision for losses and the benefits of reengineering activities and expense control initiatives. Consolidated expenses reflected increases versus last year of 7% at TRS, 12% at AEFA and 4% at AEB.Translation of foreign currency expenses contributed approximately 2% of the 8% expense growth rate.

o    The pre-tax margin was 16.4% in 2003 versus 15.7% in 2002.

o    The effective tax rate was 29% in 2003 versus 28% in 2002.

o As of December 31, 2003, the company incurred total expenditures of approximately $239MM related to the September 11th terrorist attacks that are expected to be substantially covered by insurance and, consequently, did not impact results.

o    AVERAGE SHARES:

                                                          Millions of Shares
                                                          ------------------
                                                           2003         2002
                                                           ----         ----
        Basic                                             1,284        1,320
                                                          =====        =====
        Diluted                                           1,298        1,330
                                                          =====        =====

o    ACTUAL SHARE ACTIVITY:

        Shares outstanding - beginning of period          1,305        1,331
        Repurchase of common shares                         (21)         (16)
        Prepayments - 3rd party share
            purchase agreements                             (15)         (17)
        Employee benefit plans, compensation and other       15            7
                                                          -----        -----
        Shares outstanding - end of period                1,284        1,305
                                                          =====        =====

o SUPPLEMENTAL INFORMATION - MANAGED NET REVENUES: The following supplemental revenue information is presented on the basis used by management to evaluate operations. It differs in two respects from the GAAP basis revenues, which are prepared in accordance with accounting principles generally accepted in the United States (GAAP). First, revenues are presented as if there had been no asset securitizations at Travel Related Services (TRS). This format is generally termed on a "managed basis", as further discussed in the TRS section of this Earnings Supplement. Second, revenues are considered net of American Express Financial Advisors' (AEFA) provisions for losses and benefits for annuities, insurance and investment certificate products, which are essentially spread businesses, as further discussed in the AEFA section of this Earnings Supplement. A reconciliation of consolidated revenues from a GAAP to net managed basis is as follows:

   (millions)                                                         Percentage
                                            2003        2002          Inc/(Dec)
                                         -------     -------
   GAAP revenues                         $25,866     $23,807              9%
      Effect of TRS securitizations          943         948
      Effect of AEFA provisions          (2,122)     (1,954)
                                         -------     -------
   Managed net revenues                  $24,687     $22,801              8%
                                         =======     =======

   - Consolidated net revenues on a managed basis increased 8% versus last year due to greater discount revenues, higher cardmember loan balances, increased management and distribution fees, larger insurance and annuity revenues, higher card fees, and greater other revenues.

                         CORPORATE AND OTHER

o The net expense was $214MM in 2003 compared with $176MM in 2002. The increase versus last year reflects a relatively lower tax benefit rate as a result of the discontinuation of the Lehman preferred dividend, which had been taxed at the favorable corporate dividend rate, and higher interest expense related to additional corporate debt issuances.
     - 2002 includes the final Lehman Brothers preferred dividends totaling $69MM ($59MM after-tax), based on Lehman's earnings. These dividends were offset by business building initiatives.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2003 OVERVIEW
                            TRAVEL RELATED SERVICES

(Preliminary)
                             STATEMENTS OF INCOME
                            (UNAUDITED, GAAP BASIS)

                                                                               Years Ended                 Percentage
(millions)                                                                     December 31,                Inc/(Dec)
                                                                      -----------------------------      -------------
                                                                         2003                 2002
                                                                         ----                 ----
Net revenues:
     Discount revenue                                                  $8,781               $7,931               11%
     Net card fees                                                      1,835                1,726                6
     Lending:
       Finance charge revenue                                           2,525                2,338                8
       Interest expense                                                   483                  510              (5)
                                                                      -------              -------
         Net finance charge revenue                                     2,042                1,828               12
     Travel commissions and fees                                        1,507                1,408                7
     Other commissions and fees                                         1,901                1,833                4
     TC investment income                                                 367                  375              (2)
     Securitization income, net                                         1,150                1,049               10
     Other revenues                                                     1,606                1,571                2
                                                                      -------              -------
         Total net revenues                                            19,189               17,721                8
                                                                       ------               ------
Expenses:
     Marketing, promotion, rewards and cardmember services              3,814                3,027               26
     Provision for losses and claims:
       Charge card                                                        853                  960             (11)
       Lending                                                          1,218                1,369             (11)
       Other                                                              127                  149             (14)
                                                                      -------              -------
         Total                                                          2,198                2,478             (11)
                                                                      -------              -------
     Charge card interest expense                                         786                1,001             (22)
     Human resources                                                    3,822                3,503                9
     Restructuring charges                                                  -                  (4)                -
     Other operating expenses                                           4,998                4,636                8
                                                                      -------              -------
         Total expenses                                                15,618               14,641                7
                                                                       ------               ------
Pre-tax income                                                          3,571                3,080               16
Income tax provision                                                    1,141                  945               21
                                                                      -------              -------
Net income                                                             $2,430               $2,135               14
                                                                      =======              =======


Note: Certain prior period amounts have been reclassified to conform to the current year presentation.

o    Net income increased 14%.
     - 2002 results include a net pre-tax benefit of $4MM ($3MM after-tax) reflecting adjustments to 2001's aggregate restructuring reserve.

o    The pre-tax margin was 18.6% in 2003 versus 17.4% in 2002.

o    The effective tax rate was 32% in 2003 versus 31% in 2002.

SUPPLEMENTAL INFORMATION - MANAGED BASIS: The following supplemental table includes information on both a GAAP basis and a "managed" basis. The managed basis presentation assumes there have been no securitization transactions, i.e., all securitized Cardmember loans and related income effects are reflected as if they were in the Company's balance sheet and income statement, respectively.

The Company presents TRS information on a managed basis because that is the way the Company's management views and manages the business. Management believes that evaluating the performance of both securitized and non-securitized Cardmember loans can only derive a full picture of trends in the Company's Cardmember lending business. Asset securitization is just one of several ways for the Company to fund Cardmember loans.

Use of a managed basis presentation, including non-securitized and securitized Cardmember loans, presents a more accurate picture of the key dynamics of the Cardmember lending business, avoiding distortions due to the mix of funding sources at any particular point in time. For example, irrespective of the mix, it is important for management and investors to see metrics, such as changes in delinquencies and write-off rates, for the entire Cardmember lending portfolio because it is more representative of the economics of the aggregate Cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of Cardmember loans and related revenue and changes in market share, which are all significant metrics in evaluating the Company's performance and which can only be properly assessed when all non-securitized and securitized Cardmember loans are viewed together on a managed basis.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2003 OVERVIEW
                       TRAVEL RELATED SERVICES (CONT'D)



On a GAAP reporting basis, TRS' results for the years ended December 31, 2003 and 2002 included net Cardmember lending securitization gains of $124MM ($81MM after-tax) and $136MM ($88MM after-tax), respectively. Management views the gains from securitizations as discretionary benefits to be used for card acquisition expenses, which are reflected in both marketing, promotion, rewards and cardmember services and other operating expenses. Consequently, the managed basis presentation for the years ended December 31, 2003 and 2002 assume that lending securitization gains were offset by higher marketing, promotion, rewards and cardmember services expenses of $74MM and $81MM, respectively, and other operating expense of $50MM and $55MM, respectively. Accordingly, the incremental expenses, as well as the gains, have been eliminated.

During 2003, the average balance of Cardmember lending securitizations was $18.8B compared with $16.4B in 2002. The increase in average balances securitized and higher portfolio yields drove the 10% increase in the GAAP basis securitization income, net.

The following table compares and reconciles the GAAP basis TRS income statements to the managed basis information, where different.

--------------------------------------------------------------------   -------------------------------------------------------------
                                                                                    Effect of Securitizations (unaudited)
                                                                       -------------------------------------------------------------
 (preliminary, millions)
                                            GAAP Basis (unaudited)     Securitization                   Managed Basis
                                                                       Effect
--------------------------------------------------------------------   --------------------- ---------------------------------------
                                        Years Ended
                                        December 31,      Percentage                                                    Percentage
                                      2003       2002     Inc/(Dec)         2003      2002         2003       2002      Inc/(Dec)
                                    --------------------------------    -------------------- ---------------------------------------
Net revenues:
  Discount revenue                  $8,781     $7,931          11%
  Net card fees                      1,835      1,726           6
  Lending:
    Finance charge revenue           2,525      2,338           8         $2,172    $2,166       $4,697     $4,504           4%
    Interest expense                   483        510         (5)            272       340          755        850         (11)
--------------------------------------------------------------------    -------------------- -------------------------------------
      Net finance charge revenue     2,042      1,828          12          1,900     1,826        3,942      3,654            8
  Travel commissions and fees        1,507      1,408           7
  Other commissions and fees         1,901      1,833           4            193       185        2,094      2,018            4
  TC investment income                 367        375         (2)
  Securitization income, net         1,150      1,049          10        (1,150)   (1,049)            -          -            -
  Other revenues                     1,606      1,571           2              -      (14)        1,606      1,557            3
--------------------------------------------------------------------    -------------------- -------------------------------------
        Total net revenues          19,189     17,721           8            943       948       20,132     18,669            8
--------------------------------------------------------------------    -------------------- -------------------------------------
Expenses:
  Marketing, promotion, rewards
    and cardmember services          3,814      3,027          26           (74)      (81)        3,740      2,946           27
  Provision for losses and claims:
    Charge card                        853        960        (11)
    Lending                          1,218      1,369        (11)          1,067     1,098        2,285      2,467          (7)
    Other                              127        149        (14)
--------------------------------------------------------------------    -------------------- -------------------------------------
      Total                          2,198      2,478        (11)          1,067     1,098        3,265      3,576          (9)
  Charge card interest expense
                                       786      1,001        (22)              -      (14)          786        987         (20)
  Human resources                    3,822      3,503           9
  Restructuring charges                  -        (4)           -
  Other operating expenses           4,998      4,636           8           (50)      (55)        4,948      4,581            8
--------------------------------------------------------------------    -------------------- -------------------------------------
        Total expenses              15,618     14,641           7            943       948       16,561     15,589            6
--------------------------------------------------------------------    -------------------- -------------------------------------
Pre-tax income                       3,571      3,080          16
Income tax provision                 1,141        945          21
--------------------------------------------------------------------
Net income                          $2,430     $2,135          14
--------------------------------------------------------------------


The following discussion addresses results on a managed basis.

o Managed basis net revenue rose 8% reflecting higher Cardmember spending, larger lending balances, increased cards in force and greater travel and other commissions and fees.

o The 6% higher managed basis expenses reflect greater marketing, promotion, rewards and cardmember services costs, higher human resources expenses and increased other operating expenses, partially offset by lower interest costs, reduced provisions for losses and cost control initiatives.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2003 OVERVIEW
                       TRAVEL RELATED SERVICES (CONT'D)



o DISCOUNT REVENUE: A 13% increase in billed business partially offset by a lower discount rate yielded an 11% increase in discount revenue.
     - The average discount rate was 2.59% in 2003 versus 2.64% in 2002.
       The decline versus last year primarily reflects the cumulative impact of stronger than average growth in the lower rate retail and other "everyday spend" merchant categories (e.g., supermarkets, discounters, etc.).

                                                                             Years Ended                    Percentage
                                                                            December 31,                     Inc/(Dec)
                                                                   --------------------------------        --------------
                                                                           2003               2002
                                                                           ----               ----
      Card billed business (billions):
           United States                                                 $262.1             $234.1                  12%
           Outside the United States                                       90.1               77.3                  17
                                                                         ------             ------
           Total                                                         $352.2             $311.4                  13
                                                                         ======             ======

      Spending per basic card in force (dollars) (a):
           United States                                                 $9,608             $8,728                  10
           Outside the United States                                     $5,827             $5,319                  10
           Total                                                         $8,367             $7,645                   9

      (a) Proprietary card activity only.

- BILLED BUSINESS: The 13% increase in worldwide billed business resulted from a 9% increase in spending per basic cardmember and 6% growth in cards in force.
     -- U.S. billed business was up 12% reflecting growth of 13% within the consumer card business, a 16% increase in small business activity and 4% improvement in Corporate Services volume.
       - Spending per basic card in force increased 10%.
     -- Excluding the impact of foreign exchange translation:
       - Worldwide billed business and spending per proprietary basic card in force increased 10% and 5%, respectively.
       - Total billed business outside the U.S. was up 5% reflecting mid double-digit improvement in Latin America, high single-digit increases in Asia and Canada, and a low-single digit increase in Europe.
       - Within our proprietary business, billed business outside the U.S. reflected growth in consumer and small business spending of 8%, while Corporate Services volumes were flat.
       - Spending per proprietary basic card in force outside the U.S. fell 6%. -- U.S. non-T&E related volume categories (which represented approximately
        65% of 2003 U.S. billed business) grew 16%, while T&E volumes rose 4%. -- U.S. airline related volume, which represented approximately 12%
        of total volumes during the year, rose 1%. Worldwide airline volumes, which represented approximately 13% of total volumes during the year, increased 4% on 5% growth in transaction volume and a 1% decrease in the average airline charge.

o NET CARD FEES: Rose 6% due to higher cards in force and the benefit of selected annual fee increases. The average annual fee per proprietary card in force was $35 in 2003 versus $34 in 2002.

o NET FINANCE CHARGE REVENUE: Rose 8% on 13% growth in average worldwide lending balances.
     - The yield on the U.S. portfolio was 8.9% in 2003, compared with 9.8% in 2002. The decrease versus last year reflects an increase in the proportion of the portfolio on introductory rates and the evolving mix of products toward more lower-rate offerings, partially offset by lower funding costs.

o TRAVEL COMMISSIONS AND FEES: Increased 7% on a 3% increase in travel sales. The revenue earned per dollar of sales was up versus last year (9.4% in 2003 versus 9.1% in 2002.) Excluding the Rosenbluth acquisition, travel sales for the full year were flat.

o TC INVESTMENT INCOME: Fell 2% due to a decline in the pre-tax yield, partially offset by higher average investments. TC sales fell 13% versus last year.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2003 OVERVIEW
                       TRAVEL RELATED SERVICES (CONT'D)


o OTHER COMMISSIONS AND FEES: Increased 4% on higher card fees and assessments and greater foreign exchange fees.

o OTHER REVENUES: Increased 3% as larger insurance premiums and greater merchant-related revenues were partially offset by lower interest income on investment and liquidity pools held within card funding vehicles and lower ATM revenues.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 27% on the continuation of brand advertising activities, a step-up in selected card acquisition activities and higher rewards costs, reflecting a continued increase in cardmember loyalty program participation and penetration.

o OTHER PROVISIONS FOR LOSSES AND CLAIMS: Decreased 14% as lower merchant-related reserves were partially offset by higher insurance claims.

o CHARGE CARD INTEREST EXPENSE: Was down 20% due to a lower effective cost of funds, partially offset by a higher average receivable balance.

o HUMAN RESOURCES EXPENSE: Increased 9% versus last year as merit increases, higher employee benefits, greater management incentive costs and the impact of the Rosenbluth acquisition were offset by the benefits of reengineering.

o OTHER OPERATING EXPENSES: Increased 8% reflecting, in part, the impact of greater business and service volume-related costs, including outsourcing. These increases were partially offset by reengineering initiatives and cost containment efforts.

o    CREDIT QUALITY:

     - The provision for losses on charge card products decreased 11% on improved past due and loss levels. The net loss ratio decreased to 0.28% in 2003 from 0.38% in 2002.*

     - The lending provision for losses was down 7% vs. last year, despite growth in outstanding loans and increased reserve coverage levels of past due accounts, due to exceptionally well-controlled credit.
         The net write-off rate for 2003 was 5.1% versus 6.0% for 2002.**




















* There are no off-balance sheet Charge Card securitizations. Therefore, "Owned basis" and "Managed basis" credit quality statistics for the Charge Card portfolio are the same.

** As previously described, this information is presented on a "Managed basis". "Owned basis" credit quality statistics are available in the Fourth Quarter/Full Year Earnings Release on the TRS Selected Statistical Information page. Credit trends are generally consistent under both reporting methods.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2003 OVERVIEW
                      AMERICAN EXPRESS FINANCIAL ADVISORS

(Preliminary)
                             STATEMENTS OF INCOME
                            (UNAUDITED, GAAP BASIS)

(millions)                                                       Years Ended                  Percentage
                                                                 December 31,                 Inc/(Dec)
                                                      ---------------------------------      -------------
                                                                2003               2002
                                                                ----               ----
Revenues:
     Investment income                                        $2,279             $2,058              11%
     Management and distribution fees                          2,458              2,292               7
     Other revenues                                            1,435              1,267              13
                                                             -------            -------
           Total revenues                                      6,172              5,617              10
                                                             -------            -------
Expenses:
     Provision for losses and benefits:
        Annuities                                              1,104              1,034               7
        Insurance                                                817                737              11
        Investment certificates                                  201                183              10
                                                             -------            -------
           Total                                               2,122              1,954               9
                                                             -------            -------
     Human resources                                           2,090              1,898              10
     Disaster recovery charge                                      -                (7)               -
     Other operating expenses                                  1,101                907              21
                                                             -------            -------
           Total expenses                                      5,313              4,752              12
                                                             -------            -------
Pre-tax income before accounting change                          859                865             (1)
Income tax provision                                             177                233            (24)
                                                             -------            -------
Income before accounting change                                  682                632               8
Cumulative effect of accounting change, net of tax              (13)                  -               -
                                                             -------            -------
Net income                                                      $669               $632               6
                                                             =======            =======

o    Income before accounting change increased 8%.  Net income increased 6%.
     -   2003 included:
         --   A $41MM reduction in tax expense due to adjustments related to the finalization of the 2002 tax return filed during the third quarter and the publication in 3Q `03 of favorable technical guidance related to the taxation of dividend income;
         --   A net benefit of $2MM ($1MM after-tax) resulting from
              DAC-related adjustments arising from the annual third quarter review of underlying DAC assumptions and dynamics; and
         --   The benefit of the Threadneedle acquisition.

     -   2002 included:
         -- A net $18MM increase in expenses from DAC-related adjustments arising from the annual third quarter review of underlying DAC assumptions and dynamics; and
         -- A $7MM ($4MM after-tax) benefit related to an adjustment to 3Q `01's disaster recovery charge, which reconciles AEFA's estimated life insurance costs from the 9/11 events to actual costs incurred.

o    Total revenues increased 10% due to:
     -   Increased management and distribution fees,
     -   Greater insurance premiums, and
     -   Higher investment income.

o    The pre-tax margin was 13.9% in 2003 versus 15.4% in 2002.

o The effective tax rate decreased to 21% in 2003 versus 27% in 2002 due to the $41MM reduction in tax expense discussed above.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2003 OVERVIEW
                 AMERICAN EXPRESS FINANCIAL ADVISORS (CONT'D)

o SUPPLEMENTAL INFORMATION - NET REVENUES: In the following table, the Company presents AEFA's aggregate revenues on a basis that is net of provisions for losses and benefits because the Company manages the AEFA business and evaluates its financial performance, where appropriate, in terms of the "spread" on its products. An important part of AEFA's business is margin related, particularly the insurance, annuity and certificate businesses.

     One of the gross margin drivers for the AEFA business is the return on invested cash, primarily generated by sales of insurance, annuity and investment certificates, less provisions for losses and benefits on these products. These investments tend to be interest rate sensitive. Thus, GAAP revenues tend to be higher in periods of rising interest rates, and lower in times of decreasing interest rates. The same relationship is true of provisions for losses and benefits, only it is more accentuated period-to-period because rates credited to customers' accounts generally reset at shorter intervals than the yield on underlying investments. The Company presents for investors this portion of the AEFA business on a net basis to eliminate potentially less informative comparisons of period-to-period changes in revenue and provisions for losses and benefits in light of the impact of these changes in interest rates.

                                                                      Years ended                        Percentage
     (millions)                                                       December 31,                       Inc/(Dec)
                                                            ---------------------------------          ---------------
                                                                  2003                  2002
                                                                  ----                  ----
     Total GAAP Revenues                                        $6,172                $5,617                     10%
     Less: Provision for losses and benefits:
                    Annuities                                    1,104                 1,034
                    Insurance                                      817                   737
                    Investment certificates                        201                   183
                                                                ------               -------
                         Total                                   2,122                 1,954
                                                                ------               -------
     Net Revenues                                               $4,050               $ 3,663                     11
                                                                ======               =======

     - Spreads within the insurance and annuity products were down versus last year, as portfolio yields have declined further than contract crediting rates, some of which have reached the minimum guaranteed rates contracted. Certificate spreads were also down versus last year.
     - On a net revenue basis, the pre-tax margin was 21.2% in 2003 versus 23.6% in 2002.

o    INVESTMENT INCOME:

     - Investment income increased 11% as higher invested assets more than offset a lower average yield. In 2003, $362MM of investment losses were largely offset by $343MM of investment gains. $79MM of net investment losses were recorded in 2002. Results also benefited from the effect of appreciation in the S&P 500 on the value of options hedging outstanding stock market certificates and equity indexed annuities this year versus depreciation last year, which was offset in the related provisions.
     - Average invested assets of $44.0B (including unrealized appreciation/depreciation) rose 16% versus $38.1B in 2002 reflecting strong client interest in the underlying fixed rate products over the past two years.
     - The average yield on invested assets (excluding realized and unrealized appreciation/depreciation) declined to 5.2% versus 5.9% in 2002, reflecting the lower investment rate on new and reinvested money.

o MANAGEMENT AND DISTRIBUTION FEES: The increase of 7% was due to a 4% increase in management fees and a 12% increase in distribution fees. The management fee increase resulted from higher average assets under management, reflecting the Threadneedle acquisition. Distribution fees increased on greater limited partnership product sales and increased brokerage-related activities.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2003 OVERVIEW
                 AMERICAN EXPRESS FINANCIAL ADVISORS (CONT'D)



o    PRODUCT SALES:
     - Total gross cash sales from all products were flat versus 2002. Branded advisor-generated sales decreased 4% on a cash basis, but increased 6% on the internally used "gross dealer concession" basis, which weights the sales of products to reflect their individual profitability dynamics.
     - Total mutual fund cash sales decreased 5% as proprietary sales declined while non-proprietary sales increased. A significant portion of non-proprietary sales continued to occur in "wrap" accounts.
         Within proprietary funds:
         -- Sales of bond, equity and money market funds declined.
         -- Redemption rates continued to compare favorably with industry levels.
     - Total annuity cash sales fell 2% as a decrease in fixed annuities was partially offset by variable annuity sales.
     - Total cash sales of insurance products rose 7% reflecting substantially higher property-casualty sales, in part due to sales through Costco, partially offset by lower sales of life insurance products.
     - Total certificate cash sales increased 40% primarily reflecting greater sales of certificates sold to clients outside the U.S.
         through the joint venture between AEFA and AEB.
     - Total institutional cash sales decreased 9%, reflecting lower new account sales, partially offset by higher contributions and the benefit of Threadneedle.
     - Total other cash sales increased 11% due to higher limited partnership product sales.
     - Advisor product sales generated through financial planning and advice services were 75% of total sales in 2003 versus 73% in 2002.

o OTHER REVENUES: Were up 13% on particularly strong property-casualty and higher life insurance-related revenues. Financial planning and advice services fees of $121MM increased 6% versus 2002, reflecting the negative impact of a change in the timing of fee recognition during the fourth quarter, which deferred revenues and a comparable amount of human resources expense in 4Q '03. Excluding this change, fees would have increased approximately 17%.

o PROVISIONS FOR LOSSES AND BENEFITS: Annuity product provisions increased 7% due to a higher average inforce level and the effect of appreciation in the S&P 500 on equity indexed annuities this year versus depreciation last year, partially offset by lower crediting rates and lower costs related to guaranteed minimum death benefits. Insurance provisions increased 11% as higher inforce levels were partially offset by lower life insurance crediting rates. Certificate provisions were up 10% as the effect on the stock market certificate product of appreciation in the S&P 500 this year versus depreciation last year and higher average reserves were substantially offset by lower crediting rates.

o HUMAN RESOURCES: Expense increased 10% reflecting merit increases, greater employee benefit costs, higher management incentive costs for home office employees, and higher field force compensation-related costs, as well as the effect of the Threadneedle acquisition. Within the home office, the average number of employees was down 4%, excluding Threadneedle.

o OTHER OPERATING EXPENSES: Increased 21% versus last year reflecting higher expenses in the first half of 2003 resulting from fewer capitalized costs due to the ongoing impact of the comprehensive review of DAC-related practices last year, professional fees related to various industry regulatory matters, the effect of the Threadneedle acquisition and greater legal and acquisition-related costs.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2003 OVERVIEW
                             AMERICAN EXPRESS BANK

(Preliminary)
                             STATEMENTS OF INCOME
                                  (UNAUDITED)

(millions)                                            Years Ended             Percentage
                                                      December 31,            Inc/(Dec)
                                                 ----------------------  ---------------
                                                      2003         2002
                                                      ----         ----
Net revenues:
    Interest income                                   $575         $606            (5)%
    Interest expense                                   226          246            (8)
                                                     -----        -----
       Net interest income                             349          360            (3)
    Commissions and fees                               238          215             11
    Foreign exchange income & other revenues           214          170             26
                                                     -----        -----
       Total net revenues                              801          745              7
                                                     -----        -----
Expenses:
    Human resources                                    271          236             15
    Other operating expenses                           279          244             14
    Provision for losses                               102          147            (31)
    Restructuring charges                              (2)          (3)            (50)
                                                     -----        -----
       Total expenses                                  650          624              4
                                                     -----        -----
Pre-tax income                                         151          121             24
Income tax provision                                    49           41             19
                                                     -----        -----
Net income                                            $102          $80             27
                                                     =====        =====

o    Net income increased 27%.
     - 2003 includes a net pre-tax benefit of $2MM ($1MM after-tax) representing an adjustment to the 2002 restructuring charge for severance and other costs.
     - 2002 includes a net pre-tax benefit of $3MM ($2MM after-tax) reflecting an adjustment to 2001's restructuring charge reserve of $8MM ($5MM after-tax), which was partially offset by a 2002 restructuring charge of $5MM ($3MM after-tax) reflecting the Bank's efforts to further rationalize certain operations.

o    Net revenues increased 7%.
     - Net interest income declined 3% due to lower levels of Personal Financial Services (PFS) loans, reflecting the Bank's decision to temporarily curtail loan origination in Hong Kong, and declining loans in Corporate Banking, due to AEB's exit strategy. These negative effects were partially offset by lower funding costs on the investment portfolio and strong growth in Private Banking loans.
     - Commissions and fees were up 11% due to higher volumes in FIG and Private Banking, partially offset by lower volumes in PFS.
     - Foreign exchange income & other revenues increased 26% due to higher Private Banking client activity and mark-to-market gains on FIG seed capital investments in mutual funds.

o Human resource expense increased 15% reflecting merit increases, greater employee benefit costs, higher management incentive costs and severance expenses related to the Bank's downsizing of its operations in Greece.

o Other operating expenses increased 14% due to higher technology expenses and currency translation losses, previously recorded in Shareholders' Equity, resulting from the Bank's scaling back of activities in Europe, partially offset by a gain on the sale of real estate properties in Greece.

o The provision for losses decreased 31% due to lower PFS loan volumes and an improvement in bankruptcy related write-offs in the consumer lending portfolio in Hong Kong.

o    The pre-tax margin was 18.9% in 2003 versus 16.2% in 2002.

o    The effective tax rate was 32% in 2003 versus 34% in 2002.

              INFORMATION RELATING TO FORWARD LOOKING STATEMENTS

THIS SUPPLEMENT PRESENTATION INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED
TO: THE COMPANY'S ABILITY TO SUCCESSFULLY IMPLEMENT A BUSINESS MODEL THAT ALLOWS FOR SIGNIFICANT EARNINGS GROWTH BASED ON REVENUE GROWTH THAT IS LOWER THAN HISTORICAL LEVELS, INCLUDING THE ABILITY TO IMPROVE ITS OPERATING EXPENSE TO REVENUE RATIO BOTH IN THE SHORT-TERM AND OVER TIME, WHICH WILL DEPEND IN PART ON THE EFFECTIVENESS OF REENGINEERING AND OTHER COST CONTROL INITIATIVES, AS WELL AS FACTORS IMPACTING THE COMPANY'S REVENUES; THE COMPANY'S ABILITY TO MODERATE THE QUARTERLY GROWTH RATE OF ITS MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES TO LEVELS BELOW THE FOURTH QUARTER OF 2003; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35% OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65% OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; THE ABILITY OF THE COMPANY TO GENERATE SUFFICIENT REVENUES FOR EXPANDED INVESTMENT SPENDING AND TO ACTUALLY SPEND SUCH FUNDS TO THE EXTENT AVAILABLE, AND THE ABILITY TO CAPITALIZE ON SUCH INVESTMENTS TO IMPROVE BUSINESS METRICS; CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT EXPOSURES BOTH IN THE U.S. AND INTERNATIONALLY; FLUCTUATION IN THE EQUITY AND FIXED INCOME MARKETS, WHICH CAN AFFECT THE AMOUNT AND TYPES OF INVESTMENT PRODUCTS SOLD BY AEFA, THE MARKET VALUE OF ITS MANAGED ASSETS, AND MANAGEMENT, DISTRIBUTION AND OTHER FEES RECEIVED BASED ON THE VALUE OF THOSE ASSETS; AEFA'S ABILITY TO RECOVER DEFERRED ACQUISITION COSTS (DAC), AS WELL AS THE TIMING OF SUCH DAC AMORTIZATION, IN CONNECTION WITH THE SALE OF ANNUITY, INSURANCE AND CERTAIN MUTUAL FUND PRODUCTS; CHANGES IN ASSUMPTIONS RELATING TO DAC, WHICH COULD IMPACT THE AMOUNT OF DAC AMORTIZATION; THE ABILITY TO IMPROVE INVESTMENT PERFORMANCE IN AEFA'S BUSINESSES, INCLUDING ATTRACTING AND RETAINING HIGH-QUALITY PERSONNEL; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT, INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES, OF RE-ENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH RE-ENGINEERING ACTIONS; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION AND OTHER EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING BALANCING THE NEED FOR LONGER-TERM INVESTMENT SPENDING; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY SYSTEMS, OF TERRORIST ATTACKS, DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; THE IMPACT ON THE COMPANY'S BUSINESSES RESULTING FROM CONTINUING GEOPOLITICAL UNCERTAINTY; THE OVERALL LEVEL OF CONSUMER CONFIDENCE; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S TRAVEL RELATED SERVICES PRODUCTS, PARTICULARLY CREDIT AND CHARGE CARDS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD PRODUCTS AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDHOLDERS, CAPTURE A GREATER SHARE OF EXISTING CARDHOLDERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE ABILITY TO MANAGE AND EXPAND CARDMEMBER BENEFITS, INCLUDING MEMBERSHIP REWARDS(R), IN A COST EFFECTIVE MANNER AND TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS(R) PROGRAM; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; SUCCESSFULLY CROSS-SELLING FINANCIAL, TRAVEL, CARD AND OTHER PRODUCTS AND SERVICES TO THE COMPANY'S CUSTOMER BASE, BOTH IN THE U.S. AND INTERNATIONALLY; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND SPREADS IN THE INVESTMENT AND INSURANCE BUSINESSES; CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; THE COSTS AND INTEGRATION OF ACQUISITIONS; AND OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AND ITS OTHER REPORTS FILED WITH THE SEC.